EXHIBIT 99.1

VERISIGN, INC. AND SUBSIDIARIES

PRO FORMA FINANCIAL STATEMENT INFORMATION

(Unaudited)

On May 19, 2010, VeriSign, Inc. (the “Company”) entered into an agreement (the “Agreement”) to sell its Authentication Services business, including outstanding shares of capital stock of its majority-owned subsidiary VeriSign Japan K.K. (“VeriSign Japan”), and trademarks and certain intellectual property used in the Authentication Services business (including the Company’s checkmark logo and the “Geotrust” and “thawte” brand names), to Symantec Corporation (the “Purchaser”) for approximately $1.28 billion in cash. Also included with the sale of the Authentication Services business, within the disposal group, are real and personal property owned by the Company at its Mountain View, California facility and other locations.

On August 9, 2010, the Company completed the sale of its Authentication Services business disposal group for cash consideration of $1.29 billion after preliminary adjustments of $7.7 million to reflect the parties’ estimate of working capital. The sale consideration will be subject to a final adjustment to reflect the actual working capital balance as of the closing date.

The unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010, set forth below has been presented after giving effect to the sale of the Authentication Services business disposal group (the “Sale”) as if it had occurred on June 30, 2010. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2009, 2008 and 2007 set forth below have been presented after giving effect to the Sale as if it had occurred on January 1, 2007, and does not assume any interest income on cash proceeds. The Company has not presented the unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2010, as the results of operations of the Authentication Services business disposal group were reported as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the Securities and Exchange Commission (the “SEC”) on August 3, 2010.

The unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2009, 2008 and 2007 have been derived primarily from the audited Consolidated Financial Statements of the Company included in its fiscal 2009 Annual Report on Form 10-K. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010, has been derived primarily from the unaudited Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. The unaudited pro forma financial statement information is based upon available information and assumptions that the Company believes are reasonable under the circumstance and were prepared to illustrate the estimated effects of the Sale.

The unaudited pro forma financial statement information has been provided for informational purposes and should not be considered indicative of the financial condition or results of operations that would have been achieved had the Sale occurred as of the periods presented. In addition, the unaudited pro forma financial statement information does not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma financial statement information, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its fiscal 2009 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, and June 30, 2010, that we filed with the SEC in 2010.

VERISIGN, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share data)

(Unaudited)

	June 30, 2010
	As Reported (1)	Authentication Services Business Disposal Group		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$862,923	$1,287,748	(2)	$2,150,671
Marketable securities	474,356			474,356
Accounts receivable, net	16,194			16,194
Prepaid expenses and other current assets	85,021			85,021
Assets held for sale	681,749	(681,749	)(3)	—

Total current assets	2,120,243	605,999		2,726,242

Property and equipment, net	190,807			190,807
Goodwill	52,527			52,527
Other intangible assets, net	3,266			3,266
Other assets	25,122			25,122

Total long-term assets	271,722	—		271,722

Total assets	$2,391,965	$605,999		$2,997,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$165,043	8,823	(4)	173,866
Deferred revenues	437,288			437,288
Liabilities related to assets held for sale	340,515	(340,515	)(5)	—

Total current liabilities	942,846	(331,692)		611,154

Long-term deferred revenues	203,911			203,911
Convertible debentures, including contingent interest derivative	575,933			575,933
Other long-term liabilities	193,133			193,133

Total long-term liabilities	972,977	—		972,977

Total liabilities	1,915,823	(331,692)		1,584,131

Commitments and contingencies

Stockholders’ equity:
VeriSign, Inc. stockholders’ equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000;
Issued and outstanding shares: none	—			—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000; Issued and outstanding shares: 174,907,760 excluding 134,801,346 held in treasury, at June 30, 2010; and 183,299,463, excluding 124,434,684 held in treasury, at December 31, 2009	310			310
Additional paid-in capital	21,519,042			21,519,042
Accumulated deficit	(21,107,866)	1,003,517	(6)	(20,104,349)
Accumulated other comprehensive income	12,404	(13,574	)(7)	(1,170)

Total VeriSign, Inc. stockholders’ equity	423,890	989,943		1,413,833
Noncontrolling interest in subsidiary	52,252	(52,252	)(8)	—

Total stockholders’ equity	476,142	937,691		1,413,833

Total liabilities and stockholders’ equity	$2,391,965	$605,999		$2,997,964

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

VERISIGN, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Year Ended December 31, 2009
	As Reported (9)	Authentication Services Business (10)	Pro Forma
Revenues	$1,030,619	$410,065	$620,554

Costs and expenses
Cost of revenues	245,896	74,293	171,603
Sales and marketing	177,029	100,902	76,127
Research and development	83,560	30,788	52,772
General and administrative	181,992	36,907	145,085
Restructuring, impairments and other charges, net	16,216	1,955	14,261
Amortization of other intangible assets	12,199	11,003	1,196

Total costs and expenses	716,892	255,848	461,044

Operating income	313,727	154,217	159,510
Other (loss) income, net	(32,437)	873	(33,310)

Income from continuing operations before income taxes	281,290	155,090	126,200
Income tax expense	(80,105)	(48,249)	(31,856)

Income from continuing operations, net of tax	201,185	106,841	94,344
Less: Net income attributable to noncontrolling interest in subsidiary	(3,686)	(3,686)	—

Net income from continuing operations attributable to VeriSign, Inc. and subsidiaries common stockholders	$197,499	$103,155	$94,344

Income per share from continuing operations attributable to VeriSign, Inc. and subsidiaries common stockholders
Basic	$1.03		$0.49

Diluted	$1.03		$0.49

Shares used to compute net income per share attributable to VeriSign, Inc. and subsidiaries common stockholders:
Basic	191,821		191,821

Diluted	192,575		192,575

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

VERISIGN, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Year Ended December 31, 2008
	As Reported (9)	Authentication Services Business (10)	Pro Forma
Revenues	$964,748	$398,728	$566,020

Costs and expenses
Cost of revenues	231,406	63,120	168,286
Sales and marketing	172,206	86,298	85,908
Research and development	88,948	26,417	62,531
General and administrative	201,016	31,245	169,771
Restructuring, impairments and other charges, net	196,419	78,365	118,054
Amortization of other intangible assets	11,155	10,009	1,146

Total costs and expenses	901,150	295,454	605,696

Operating income (loss)	63,598	103,274	(39,676)
Other income (loss), net	48,809	(630)	49,439

Income from continuing operations before income taxes and loss from unconsolidated entities	112,407	102,644	9,763
Income tax (expense) benefit	(39,197)	(53,560)	14,363
Loss from unconsolidated entities, net of tax	(3,868)	—	(3,868)

Income from continuing operations, net of tax	69,342	49,084	20,258
Less: Net loss attributable to noncontrolling interest in subsidiary	16,009	16,009	—

Net income from continuing operations attributable to VeriSign, Inc. and subsidiaries common stockholders	$85,351	$65,093	$20,258

Income per share from continuing operations attributable to VeriSign, Inc. and subsidiaries common stockholders
Basic	$0.43		$0.10

Diluted	$0.43		$0.10

Shares used to compute net income per share attributable to VeriSign, Inc. and subsidiaries common stockholders:
Basic	197,201		197,201

Diluted	200,602		200,602

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

VERISIGN, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Year Ended December 31, 2007
	As Reported (9)	Authentication Services Business (10)	Pro Forma
Revenues	$850,509	$348,456	$502,053

Costs and expenses
Cost of revenues	240,119	54,830	185,289
Sales and marketing	242,127	51,907	190,220
Research and development	94,434	18,762	75,672
General and administrative	248,037	15,281	232,756
Restructuring, impairments and other charges, net	236,219	771	235,448
Amortization of other intangible assets	21,091	9,906	11,185

Total costs and expenses	1,082,027	151,457	930,570

Operating (loss) income	(231,518)	196,999	(428,517)
Other income (loss), net	94,407	(717)	95,124

(Loss) income from continuing operations before income taxes and loss from unconsolidated entities	(137,111)	196,282	(333,393)
Income tax benefit (expense)	3,451	(74,618)	78,069
Loss from unconsolidated entities, net of tax	(2,018)	—	(2,018)

(Loss) income from continuing operations, net of tax	(135,678)	121,664	(257,342)
Less: Net income attributable to noncontrolling interest in subsidiary	(3,840)	(3,840)	—

Net (loss) income from continuing operations attributable to VeriSign, Inc. and subsidiaries common stockholders	$(139,518)	$117,824	$(257,342)

Loss per share from continuing operations attributable to VeriSign, Inc. and subsidiaries common stockholders
Basic	$(0.59)		$(1.08)

Diluted	$(0.59)		$(1.08)

Shares used to compute net income per share attributable to VeriSign, Inc. and subsidiaries common stockholders:
Basic	237,707		237,707

Diluted	237,707		237,707

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

VERISIGN, INC. AND SUBSIDIARIES

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)	Represents balances as reported on the unaudited Condensed Consolidated Balance Sheet included in the Company’s Form 10-Q for the quarter ended June 30, 2010.

(2)	Represents cash proceeds received from the Purchaser on August 9, 2010.

(3)	Represents balances pertaining to cash and cash equivalents, marketable securities, accounts receivable, prepaid expenses and other assets, long-lived assets and goodwill that were classified as assets held for sale as of June 30, 2010. These amounts were acquired by the Purchaser pursuant to the Agreement.

(4)	Represents estimated transaction costs incurred in connection with the Sale.

(5)	Represents balances pertaining to accounts payable and accrued liabilities, deferred revenues and other liabilities that were classified as held for sale as of June 30, 2010. These amounts were assumed by the Purchaser pursuant to the Agreement.

(6)	Represents estimated pre-tax gain on the Sale.

(7)	Represents accumulated other comprehensive income related to the Authentication Services business disposal group.

(8)	Represents noncontrolling interest in VeriSign Japan.

(9)	Represents results of operations as reported on the audited Consolidated Statements of Operations included in the Company’s fiscal 2009 Annual Report on Form 10-K.

(10)	Represents results of operations of the Authentication Services business. Tax effects have been determined based on the statutory rates in effect during each respective period.